Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-152394,
333-152394-01 through 333-152394-12

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 8, 2009)

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

$400,000,000 8.5% Senior Fixed Rate Notes due April 1, 2015

$400,000,000 8.875%/9.625% Senior PIK-Election Notes due April 1, 2015

$300,000,000 9.75% Senior Subordinated Notes due April 1, 2017

Attached hereto and incorporated by reference herein is our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 6, 2009. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, dated April 8, 2009, with respect to the 8.5% Senior Fixed Rate Notes due April 1, 2015, 8.875%/9.625% Senior PIK-Election Notes due April 1, 2015 and 9.75% Senior Subordinated Notes due April 1, 2017, including any amendments or supplements thereto.

INVESTING IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 10 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and will be used by Goldman, Sachs & Co. in connection with offers and sales of the notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of sale or at negotiated prices. Goldman, Sachs & Co. may act as principal or agent in these transactions. We will not receive any of the proceeds of such sales.

GOLDMAN, SACHS & CO.

November 6, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – November 6, 2009

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-147828	71-1018770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10511 East Central, Wichita, Kansas	67206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code                                        (316) 676-7111

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2009, Hawker Beechcraft Acquisition Company, LLC (the “U.S. Borrower”), Hawker Beechcraft, Inc. (“Holdings”), and Hawker Beechcraft Limited (together with the U.S. Borrower, the “Borrowers”) entered into the Second Amendment to Credit Agreement (the “Second Amendment”) by and among Holdings, the Borrowers, the Guarantors (as defined therein), and the Lenders (as defined therein), amending certain provisions of that certain Credit Agreement (the “Credit Agreement”), dated as of March 26, 2007 (as amended by that First Amendment to Credit Agreement, dated as of December 19, 2008).

The Second Amendment provides that compliance with the maximum Consolidated Secured Debt Ratio (as defined in the Credit Agreement) test under Section 6.10(a) of the Credit Agreement is waived. The continuing effectiveness of this waiver is subject to the condition that the U.S. Borrower and its restricted subsidiaries shall not have made a restricted payment pursuant to certain available restricted payment baskets under clauses (i), (xii), (xix) or, to the extent predicated on any of clauses (i), (xii) or (xix), clause (ix) of Section 6.04 of the Credit Agreement. If this condition fails to be satisfied, then the waiver of the Consolidated Secured Debt Ratio covenant shall be revoked and the U.S. Borrower shall be required to comply (and, with respect to the two most recently completed fiscal quarters as of the earliest date that such condition shall fail be satisfied, to have complied) with the maximum Consolidated Secured Debt Ratio test in Section 6.10(a) of the Credit Agreement.

The Second Amendment added a new minimum liquidity covenant requiring that, to the extent the Consolidated Secured Debt Ratio covenant is waived as described above, for any fiscal quarter for which any revolving loans are outstanding on the last day of such fiscal quarter (i) the amount of unrestricted cash and cash equivalents of the U.S. Borrower and its domestic subsidiaries plus (ii) the aggregate amount of commitments under the revolving facility available to be borrowed, determined in each case as of the last day of such fiscal quarter, must be not less than $162.5 million plus an adjustment as defined in the Second Amendment in the event of any new term loans made to the U.S. Borrower pursuant to Section 2.19 of the Credit Agreement after the date of the Second Amendment and prior to March 31, 2010.

In addition, the Second Amendment added a new Adjusted EBITDA covenant requiring that, to the extent the Consolidated Secured Debt Ratio covenant is waived as described above, for any fiscal quarter beginning in the second quarter of 2011 for which any revolving commitments are outstanding on the last day of such fiscal quarter we must maintain a certain minimum Adjusted EBITDA as specified in the Second Amendment.

The initial effectiveness of the Second Amendment is conditioned upon (i) the termination by the U.S. Borrower of a portion of the commitments under the U.S. revolving facility in an amount not less than $137.0 million, including amounts committed by Lehman Brothers (and an associated prepayment of outstanding revolving loans in the amount of $125.0 million), (ii) the payment to the consenting revolving lenders of a consent fee and (iii) the satisfaction of certain customary conditions. Following the reduction in commitments described in clause (i) above, the commitment under the U.S. revolving facility after an expected reduction due to the Lehman Brothers bankruptcy will be $240.0 million.

The above description of the Second Amendment is qualified in its entirety by reference to the complete terms of the Second Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement, dated as of November 6, 2009, by and among Hawker Beechcraft, Inc., Hawker Beechcraft Acquisition Company LLC (“HBAC”) and Hawker Beechcraft Limited (“HBL” and together with HBAC, the “Borrowers”), the Guarantors (as defined therein) party thereto, and the Lenders (as defined therein) party thereto, amending certain provisions of that certain Credit Agreement, dated as of March 26, 2007 (as amended by that First Amendment to Credit Agreement, dated as of December 19, 2008, by and among Holdings, the Borrowers, Goldman Sachs Credit Partners L.P. as auction manager, Credit Suisse, as administrative agent and collateral agent (the “Agent”), and the lenders party thereto) among Hawker Beechcraft, Inc., the Borrowers, the financial institutions party thereto, as lenders, the subsidiaries of Holdings party thereto, the Agent, the other agents named therein, and the other parties thereto from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer

Dated: November 6, 2009

Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT

TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 6, 2009 and is entered into by and among HAWKER BEECHCRAFT, INC. (“Holdings”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC (the “U.S. Borrower”), and HAWKER BEECHCRAFT LIMITED (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), for purposes of Section IV hereof, the GUARANTORS listed on the signature papers hereto, and the LENDERS listed on the signature papers hereto, and is made with reference to that certain CREDIT AGREEMENT dated as of March 26, 2007 (as amended by that First Amendment to Credit Agreement dated as of December 19, 2008, by and among Holdings, the Borrowers, Goldman Sachs Credit Partners L.P. as auction manager, Credit Suisse, as administrative agent and collateral agent (in such capacities, the “Agent”), and the other parties party thereto, and as further amended, restated, supplemented, waived or otherwise modified through the date hereof, the “Credit Agreement”) by and among the Borrowers, the Guarantors, the Lenders, the Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Loan Parties have requested that the Required Revolving Lenders agree to amend Section 6.10 of the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions set forth herein, the undersigned Lenders are willing to agree to such amendment relating to Section 6.10 of the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. LIMITED WAIVER AND AMENDMENT TO SECTION 6.10 OF THE CREDIT AGREEMENT

1.1 Limited Waiver and Amendment to Section 6.10 of the Credit Agreement. On the terms and subject to the conditions set forth herein (including, without limitation, the conditions to continuing effectiveness set forth in Clause (B) of Section II hereof) and in reliance on the representations and warranties set forth herein, the Required Revolving Lenders, hereby permanently (unless revoked pursuant to Clause (B) of Section II hereof) (i) waive compliance by the U.S. Borrower with the Maximum Secured Debt Ratio test set forth in Section 6.10(a) of the Credit Agreement with respect to each fiscal quarter ending after the Second Amendment Effective Date (as defined below) and (ii) together with the Loan Parties party hereto, amend Section 6.10 of the Credit Agreement by inserting the following new Sections 6.10(b) and 6.10(c) at the end of such section:

“(b) Minimum Liquidity. For any fiscal quarter for which any Revolving Loans are outstanding on the last day of such fiscal quarter, to the extent that compliance with Section 6.10(a) hereof by the U.S. Borrower is waived as of such date pursuant to the Second Amendment (as defined below) the U.S. Borrower shall not permit as of and determined on the last day of such fiscal quarter the sum of (i) the aggregate amount of Unrestricted Cash and Cash Equivalents of the U.S. Borrower and its Domestic Subsidiaries; provided that, without duplication of the effect of any Specified Equity Contribution made pursuant to Section 7.03 hereof, any cash equity contribution (other than in respect of Disqualified Stock of the U.S. Borrower) made to the U.S. Borrower or Holdings (provided that the proceeds thereof have been contributed or provided to the U.S. Borrower as cash common equity) on or prior to the date that is 20 days after the last day of such fiscal quarter and so designated by the U.S. Borrower to the Agent at the time such contribution is made as a curing equity contribution under this Section 6.10(b), shall be counted under this clause (i) as Unrestricted Cash and Cash Equivalents of the U.S. Borrower as of the last day of such fiscal quarter to the extent such contribution is not designated as an Excluded Contribution; provided that (a) in each four fiscal quarter period, there shall be a period of at least one fiscal quarter in respect of which no such curing equity contribution is made, (b) the amount of any such curing equity contribution shall be no greater than the amount required to cause the U.S. Borrower to be in compliance with Section 6.10(b) and (c) all such curing equity contributions shall be disregarded for any purpose under any Loan Document other than determining compliance with Section 6.10(b) in such quarter or any subsequent quarter, plus (ii) the amount of the aggregate Revolving Available Credit, to be less than the sum of (x) $162,500,000, plus (y) 50% of the amount by which the net cash proceeds of any New Term Loans made to the U.S. Borrower pursuant to Section 2.19 of the Credit Agreement after the date of the Second Amendment and prior to March 31, 2010 exceeds $200,000,000.

(c) Minimum Adjusted EBITDA. To the extent (i) any Revolving Commitment is outstanding on the last day of a period indicated below and (ii) compliance with Section 6.10(a) hereof by the U.S. Borrower is waived as of the last day of such period pursuant to the Second Amendment, the U.S. Borrower shall not permit its Adjusted EBITDA for such period, calculated with such pro forma adjustments to Adjusted EBITDA, mutatis mutandis, as are set forth in the definition of “Interest Coverage Ratio,” to be less than the respective amount set forth below:

Period	Minimum Adjusted EBITDA
Two full consecutive fiscal quarters ending on or about June 30, 2011	$42.9 million
Three full consecutive fiscal quarters ending on or about September 30, 2011	$78.6 million
Four full consecutive fiscal quarters ending on or about December 31, 2011	$112.5 million
Four full consecutive fiscal quarters ending on or about March 31, 2012	$143.9 million
Four full consecutive fiscal quarters ending on or about June 30, 2012	$198.4 million
Four full consecutive fiscal quarters ending on or about September 30, 2012	$226.5 million
Four full consecutive fiscal quarters ending on or about December 31, 2012	$276.8 million

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For the avoidance of doubt (1) under no circumstance shall the making of any pro forma adjustments to Adjusted EBITDA, as set forth above, result in the adjustments pursuant to clause (l) of the definition of “Consolidated Net Income”, clause (a)(vii) of the definition of “EBITDA”, or the definitions of “Consolidated Net Income” and “EBITDA” with respect to inventory (including, but not limited to, impairment charges, asset write-offs or write-downs, dispositions or abandonments in each case with respect to inventory) being given any effect in any calculation of Adjusted EBITDA and (2) any Specified Equity Contributions made pursuant to Section 7.03 that are included in the calculation of EBITDA with respect to a fiscal quarter and applicable subsequent periods shall be included in the calculation of Adjusted EBITDA for the purpose of determining compliance with this Section 6.10(c) with respect to such fiscal quarter and applicable subsequent periods.

For purposes of this Section 6.10:

“Adjusted EBITDA” means, for purposes of any calculation pursuant to Section 6.10(c) after the effective date of the Second Amendment, with respect to any Person for any period, the EBITDA of such Person for such period without giving effect to any adjustments pursuant to (1) clause (l) of the definition of “Consolidated Net Income”; (2) clause (a)(vii) of the definition of “EBITDA”; or (3) the definitions of “Consolidated Net Income” and “EBITDA” with respect to inventory (including, but not limited to, impairment charges, asset write-offs or write-downs, dispositions or abandonments in each case with respect to inventory).

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of November 6, 2009, by and among Holdings, the Borrowers, the other Guarantors, Lenders and other parties party thereto.”

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1.2 Limited Waiver. The waiver set forth in Section 1.1(a)(i) hereof is effective solely for the purposes as set forth herein and shall be limited precisely as written and shall not be in any event deemed, except as expressly provided herein, (i) to be a waiver or modification of any term or condition of the Credit Agreement or any other Loan Document, or (ii) to prejudice any right or remedy that the Agent or the Lenders may have at any time under or in connection with the Credit Agreement and the other Loan Documents.

SECTION II. CONDITIONS TO EFFECTIVENESS

A. Effectiveness. Subject to the provisions set forth in Section II(B) below, this Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

(i) Execution. The Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Loan Parties, each of the Required Revolving Lenders.

(ii) Fees. The Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, without limitation, (a) in immediately available funds, for the account of each consenting Revolving Lender that has delivered its signature page hereto to the Agent by no later than 5:00 p.m. (New York time) on November 5, 2009, a non-refundable cash fee in an amount equal to 0.50% of the aggregate amount of each such Lender’s Revolving Commitment outstanding immediately following the prepayments and reductions contemplated by Section II(A)(iii) below and (b) to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses (including the fees and expenses of Latham & Watkins LLP, special counsel to the Agent) required to be reimbursed or paid by the Borrowers hereunder or any other Loan Document or agreement entered into in connection therewith.

(iii) Prepayments and Reductions of Commitments. On or after November 5, 2009, the U.S. Borrower (a) shall have made a prepayment of the outstanding Revolving Loans in an aggregate principal amount equal to not less than $125,000,000 and (b) immediately thereafter and in connection therewith, shall have irrevocably terminated a portion of the U.S. Revolving Commitments in an aggregate principal amount equal to not less than $136,986,301.37 pursuant to Section 2.05(a) of the Credit Agreement.

(iv) Necessary Consents. Each Loan Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

(v) Representations and Warranties; No Defaults or Events of Default. The representations and warranties contained in Section III of this Amendment are and will be true and correct in all material respects on and as of

4

the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date. Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(vi) Other Documents. The Agent and Lenders shall have received such other documents, information or agreements regarding Loan Parties as the Agent may reasonably request.

B. Continuing Effectiveness. Notwithstanding anything contained herein or in any other Loan Document, the continuing effectiveness of the waiver set forth herein shall be subject to the following condition (it being understood and agreed that, in the event that the following condition shall at any time fail to be satisfied, such waiver shall immediately and automatically be revoked such that the U.S. Borrower shall be required to comply (and, with respect to the two most recently completed fiscal quarters for which financial statements shall have been required to be delivered pursuant to Section 5.01 of the Credit Agreement as of the earliest date that such condition shall fail to be satisfied, to have complied) with Section 6.10(a) of the Credit Agreement as in effect immediately prior to this Amendment with respect to the two most recently completed fiscal quarters for which financial statements shall have been required to be delivered pursuant to Section 5.01 of the Credit Agreement as of the earliest date that such condition shall fail to be satisfied and with respect to each of the fiscal quarters ending after such date (it being acknowledged and agreed that, as expressly set forth in Sections 6.10(b) and 6.10(c), the Borrowers shall not be required to comply with the Minimum Liquidity test set forth in Section 6.10(b) or the Minimum Adjusted EBITDA test set forth in 6.10(c) on any date on which compliance with the Maximum Secured Debt Ratio test set forth in Section 6.10(a) shall not have been waived)): from and after the Second Amendment Effective Date, that the U.S. Borrower shall not have, and shall not have permitted any Restricted Subsidiaries to, directly or indirectly and whether or not permitted by the Credit Agreement or any other Loan Document, make any Restricted Payment pursuant to clauses (i), (xii), (xix) or, to the extent predicated on any of clauses (i), (xii) or (xix), clause (ix) of Section 6.04 of the Credit Agreement as such clauses exist under the Credit Agreement as of the Second Amendment Effective Date.

SECTION III. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority. Each Loan Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents.

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B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of each Loan Party.

C. No Conflict. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement and the other Loan Documents do not and will not (i) violate (A) any provision of law, statute, rule or regulation in any material respect, or any provision of the certificate or articles of incorporation, memorandum of association or other constitutive documents or by-laws (or by-laws) of Holdings, the Borrowers or any other Subsidiary of Holdings, (B) any order of any Governmental Authority in any material respect or (C) any provision of any material indenture, agreement or other instrument to which Holdings, Borrower or any Subsidiary is a party or by which any of them or any material portion of their property is or may be bound (other than any such indenture, agreement, or other instrument to be terminated on the Second Amendment Effective Date or pursuant to which all relevant consents, or waivers have been obtained), (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, (iii) except as permitted under the Amended Agreement, result in the creation or imposition of any Lien upon or with respect to any material property or assets now owned or hereafter acquired by Holdings, the Borrowers or any other Subsidiary of Holdings (other than any Lien created or permitted hereunder or under the Collateral Documents), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any contractual obligation of each Loan Party, except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents. No material action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Loan Party of this Amendment and the performance by the Borrowers and Holdings of the Amended Agreement and the other Loan Documents, except for such actions, consents and approvals which have been obtained and are in full force and effect or which are not material to the consummation of this Amendment and the performance of the Amended Agreement and the other Loan Documents.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Loan Parties party thereto and each constitutes a legal, valid and binding obligation of such Loan Party to the extent a party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article III of the Amended Agreement are and will be true and correct in all material respects on and as of the Second

6

Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION IV. ACKNOWLEDGMENTS AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

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(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

8

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS:	HAWKER BEECHCRAFT, INC.

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

BORROWERS:	HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

HAWKER BEECHCRAFT LIMITED

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT

TO HAWKER BEECHCRAFT ACQUISITION

COMPANY, LLC CREDIT AGREEMENT]

GUARANTORS:	HAWKER BEECHCRAFT CORPORATION

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

RAPID AIRCRAFT PARTS INVENTORY AND DISTRIBUTION COMPANY, LLC

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

ARKANSAS AEROSPACE, INC.

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

HAWKER BEECHCRAFT QUALITY SUPPORT COMPANY

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

HAWKER BEECHCRAFT SERVICES, INC.

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

TRAVEL AIR INSURANCE COMPANY, LTD.

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

[SIGNATURE PAGE TO SECOND AMENDMENT

TO HAWKER BEECHCRAFT ACQUISITION

COMPANY, LLC CREDIT AGREEMENT]

TRAVEL AIR INSURANCE COMPANY (KANSAS)

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT REGIONAL OFFICES, INC.

By:	/s/ James D. Knight
Name:	James D. Knight
Title:	Vice President and Controller

BEECHCRAFT AVIATION COMPANY

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT FINANCE CORPORATION

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT NOTES COMPANY

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT INTERNATIONAL DELIVERY CORPORATION

By:	/s/ James D. Knight
Name:	James D. Knight
Title:	President

[SIGNATURE PAGE TO SECOND AMENDMENT

TO HAWKER BEECHCRAFT ACQUISITION

COMPANY, LLC CREDIT AGREEMENT]

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Andrew Caditz
Name:	Andrew Caditz
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT

TO HAWKER BEECHCRAFT ACQUISITION

COMPANY, LLC CREDIT AGREEMENT]

UBS Loan Finance LLC

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

[SIGNATURE PAGE TO SECOND AMENDMENT

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STATE BANK OF INDIA, NEW YORK

By:	/s/ Gopal Chakrapani
Name:	Gopal Chakrapani
Title:	Vice President & Head (Credit)

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Bank of America, N.A.

By:	/s/ Cameron D. Taylor
Name:	Cameron D. Taylor
Title:	Senior Vice President

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EXPORT DEVELOPMENT CANADA

By:	/s/ Talal M. Kairouz
Name:	Talal M. Kairouz
Title:	Asset Manager

By:	/s/ Roman Chomyn
Name:	Roman Chomyn
Title:	Portfolio Manager

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The Bank of Nova Scotia

By:	/s/ Todd Meller
Name:	Todd Meller
Title:	Managing Director

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Citigroup North America, Inc.

By:	/s/ Brian Reed
Name:	Brian Reed
Title:	Director

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CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Lender

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Director

By:	/s/ Ilya Ivashkov
Name:	Ilya Ivashkov
Title:	Associate

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